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                                  EXHIBIT 23.1




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                   EXHIBIT 23.1 TO ANNUAL REPORT ON FORM 10-K
                   FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996
                         BY D.I.Y. HOME WAREHOUSE, INC.



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of D.I.Y. Home Warehouse, Inc. on Form S-8 (File No. 33-87020) of our report, dated February 14, 1997, on our audits of the Financial Statements of D.I.Y. Home Warehouse, Inc. as of December 28, 1996 and December 30, 1995 and for each of the three years in the period ended December 28, 1996, which report is included in Exhibit 13.1 of this Form 10-K.


/s/ Coopers & Lybrand

Cleveland, Ohio
March 27, 1997